QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.29

[Williams Letterhead]

September 11, 2006

Brian Powers
Assistant Vice President, Operations
Clean Energy
3020 Old Ranch Parkway, Suite 200
Seal Beach, CA 90740

RE:    LNG Sales Agreement between Williams Gas Processing Company and Clean Energy Fuels Corp. dated May 23, 2003 as amended on December 21, 2004.

Dear Brian Powers:

This letter agreement both verifies certain facts related to the LNG Sales Agreement between Williams Gas Processing Company and Clean Energy Fuels Corp., dated May 23, 2003 as amended on December 21, 2004, ("LNG Agreement"), as well as amends the LNG Agreement.

Clean Energy Fuels Corp. ("Clean Energy") hereby verifies that the LNG that Clean Energy ahs received from Williams Gas Processing Company ("WGP") pursuant to the LNG Agreement has been used solely for vehicular fuel purposes.

Further, Clean Energy and WGP hereby agree to amend the LNG Agreement by adding the following new Article VIII:

Article VIII—Warranty of Vehicular Use

    Clean Energy represents and warrants that the LNG delivered to Clean Energy pursuant to this Agreement is used solely for vehicular purposes.

By signing below you are signifying your agreement to the terms set forth herein.

Sincerely,

/s/ Dennis Widowski Dennis Widowski Williams Gas Processing Company
Agreed to this 9th day of Sept., 2006
/s/ Clean Energy Fuels Corporation

QuickLinks

  Exhibit 10.29